Exhibit 99.1

reAlpha Appoints Vijay Rathna as Chief Crypto Officer

Dublin, OH, February 6, 2025, reAlpha Tech Corp. (Nasdaq: AIRE) (“reAlpha” or the “Company”), a real estate technology company developing and commercializing artificial intelligence (“AI”) technologies, today announced the appointment of Vijay Rathna as the Company’s Chief Crypto Officer (“CCO”), effective as of February 20, 2025. In this role, Mr. Rathna will oversee all of reAlpha’s blockchain and cryptocurrency initiatives, including token strategy, blockchain integrations, and digital asset innovation, reporting directly to Giri Devanur, Chief Executive Officer of reAlpha.

Mr. Rathna has significant leadership experience in information technology, AI, blockchain architecture, and cryptocurrency ecosystems. Prior to joining reAlpha, Mr. Rathna served as the Senior Vice President of Innovation and Development at Coretelligent (merged from Chateaux Software), where he led the ideation, design and development of digital transformation team to build AI, automation and blockchain solutions for its clients. Some of those engagements included a blockchain-based digital ticketing platform, a SEC-approved stable coin in money market fund for a fintech company, a blockchain product for a global insurance company and others. Mr. Rathna is also an Associate Professor at Columbia University teaching “Blockchain and AI.”

Mr. Rathna’s appointment comes as reAlpha is exploring the integration of blockchain into its technologies, including the reAlpha platform. reAlpha plans to provide further updates and announcements regarding the integration of blockchain and digital assets technologies into its business model by the end of the first quarter of 2025.

Giri Devanur, Chief Executive Officer of reAlpha, commented, “We are thrilled to welcome Vijay Rathna to reAlpha as our Chief Crypto Officer, making reAlpha one of the first Nasdaq-listed companies to create such a position. The creation of this role highlights our commitment to innovate with blockchain technologies and the usage of digital assets. We believe that Vijay’s expertise in blockchain architecture, his entrepreneurial mindset, and his ability to deliver innovative and compliant solutions make him an invaluable addition to our team.”

Vijay Rathna added, “I am excited to join reAlpha and contribute to its mission of bringing real estate to the digital era by leveraging AI technologies. I look forward to advancing reAlpha’s blockchain initiatives and delivering impactful solutions for investors.”

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is a real estate technology company developing an end-to-end commission-free homebuying platform. Utilizing the power of AI and an acquisition-led growth strategy, reAlpha’s goal is to offer a more affordable, streamlined experience for those on the journey to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Forward-looking statements include, among other things, statements about the appointment of Mr. Rathna as CCO and the anticipated benefits thereof; reAlpha’s ability to develop blockchain solutions for the real estate industry; reAlpha’s ability to anticipate the future needs of the real estate markets; future trends in the real estate, technology and artificial intelligence industries, generally; and reAlpha’s future growth strategy and growth rate. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; reAlpha’s ability to commercialize its developing AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to develop blockchain solutions to the real estate industry; reAlpha’s ability to successfully integrate blockchain in its technologies, including the reAlpha platform; reAlpha’s ability to develop a digital token; reAlpha’s ability implement and execute its cryptocurrency investment policy; reAlpha’s ability to remain compliant with the changing landscape of regulations related to digital currencies and other technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to obtain the necessary regulatory and legal approvals to expand into additional U.S. states and maintain, or obtain, brokerage licenses in such states; reAlpha’s ability to generate additional sales or revenue from having access to, or obtaining, additional U.S. states brokerage licenses; the inability to maintain and strengthen reAlpha’s brand and reputation; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets; the potential loss of key employees of its acquired companies, including, but not limited to, the broker providing services on behalf of US Realty, one of reAlpha’s subsidiaries; reAlpha’s inability to accurately forecast demand for short-term rentals, corporate relocation programs and AI-based real estate focused products; reAlpha’s ability to successfully compete in the corporate relocation market; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s U.S. Securities and Exchange Commission (“SEC”) filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Company Contact

Investor Relations

investorrelations@realpha.com

Media Contact

Alliance Advisors IR on behalf of reAlpha

Fatema Bhabrawala

fbhabrawala@allianceadvisors.com